CERTIFICATION OF
          CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Rockelle, Corp. for the year ended December 31, 2004, I, Gerard Stephan, Chief
Executive Officer and Chief Financial Officer of Rockelle, Corp. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Yearly Report on Form 10-KSB for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Rockelle, Corp.

Dated:  April 14, 2005

Rockelle, Corp.


By: /s/ Gerard Stephan
-------------------------------------
Chief Executive Officer
Chief Financial Officer